Exhibit 23.1

STREAMLINE HEALTH SOLUTIONS, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166843) and on Form S-8 (Nos. 333-28055, 333-18625, 333-20765, 333-125393, 333-174775) of Streamline Health Solutions, Inc. of our report dated April 25, 2012, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

April 25, 2012